6011K                                                               Exhibit 6(a)


                             DISTRIBUTION AGREEMENT
                             ----------------------

                                October 24, 1986

Fred Alger & Company, Incorporated
30 Montgomery Street
Jersey City, New Jersey 07302

Dear Sirs:

     This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, The Alger Fund (the "Fund"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, has agreed that Fred Alger & Company, Incorporated ("Alger") shall be, for the period of this Agreement, the distributor of shares of beneficial interest of the Fund.

1.  SERVICES  AS  DISTRIBUTOR

     1.1 Alger will act as agent for the distribution of each series of shares of beneficial interest of the Fund (the "Shares") covered by the registration statement, prospectus and statement of additional information then in effect (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

     1.2 Alger agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price, as determined in accordance with the Registration Statement, and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. Alger agrees to bear all selling expenses, including the cost of printing prospectuses and statements of additional information and distributing them to prospective shareholders.

     1.3 All activities by Alger as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934. 1.4 Alger will provide one or more persons during normal business hours to respond to telephone inquiries concerning the Fund.

                                      --1--

     1.4 Alger will provide one or more persons during normal business hours to respond to telephone inquiries concerning the Fund.

     1.5 Alger acknowledges that, whenever in the judgment of the Fund's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

     1.6 Alger will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

     1.7 As promptly as is possible after the last day of each month this Agreement is in effect, the Fund may reimburse Alger for certain expenses incurred by Alger in connection with the offering and sales of the Shares of each of the portfolios of the Fund, other than the Alger Money Market Portfolio (each a "Portfolio" and collectively, the "Portfolios"), under this Agreement that are not covered by any contingent deferred sales charges received by Alger; provided that payment shall be made in any month only to the extent that such payment, together with any other payments made by the Fund pursuant to its Plan of Distribution adopted in accordance with Rule 12b-1 under the 1940 Act (the "Plan"), shall not exceed .0625 (.75 on an annualized basis) of the average daily net assets of each of the Portfolios for the prior month. If distribution expenses incurred during a month in excess of any contingent deferred sales charges received by Alger in respect of a Portfolio are not fully reimbursed by said monthly payment, the unpaid portion of the expenses may be carried forward for payment by the Fund at the end of the following month(s) and interest, at the prevailing broker loan rate, may be charged thereon, but only if such payment would not cause the Portfolio for that month to exceed the monthly or annual limitations on distribution expenses stated above.

     For purposes of this Agreement, "distribution expenses" of Alger shall mean all expenses borne by Alger or by any other person with which Alger has an agreement approved by the Fund, which expenses represent payment for activities primarily intended to result in the sale of the Shares, including, but not limited to, the following:

          (a) payments made to and expenses of persons who provide support services in connection with the distribution of the Shares, including, but not limited to, answering routine inquiries regarding the Portfolios, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Fund's transfer agent;

                                      --2--

--------------------------------------------------------------------------------
6011K
--------------------------------------------------------------------------------

          (b) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;

          (c) costs of printing and distributing prospectuses and reports of the Fund to prospective shareholders of the Portfolios;

          (d) costs involved in preparing, printing and distributing sales literature pertaining to the Portfolios; and

          (e) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities on behalf of the Portfolios that the Fund may, from time to time, deem advisable.

     Expenses incurred in connection with promotional activities shall be identified to the Portfolio involved, except that, where expenses cannot be identified to any particular Portfolio, expenses shall be allocated among the Portfolios pro rata on the basis of their relative net assets. Distribution expenses shall not include any expenditures in connection with services that Alger, any of its affiliates or any other person have agreed to bear without reimbursement.

     1.8 Each written request for reimbursement under section 1.7 shall be directed to the Treasurer of the Fund and shall show in reasonable detail the expenses incurred by Alger.

     1.9 Alger shall prepare and deliver reports to the Treasurer of the Fund, for review by the Trustees, on a regular, at least quarterly, basis showing the distribution expenses expected to be incurred in the ensuing quarter pursuant to this Agreement and the Plan and the purposes therefor. Alger shall also prepare and deliver reports to the Treasurer of the Fund, for review by the Trustees, on a regular, at least quarterly, basis showing the distribution expenses actually incurred in the past quarter, as well as any supplemental reports as the Trustees, from time to time, may request.

     1.10 Alger acknowledges that payments under the Plan are subject to the approval of the Fund's Board of Trustees and that no Portfolio is contractually obligated to make payments in any amount or at anytime, including those in reimbursement of Alger for expenses and interest thereon incurred in a prior month or year.

                                      --3--

--------------------------------------------------------------------------------
6011K
--------------------------------------------------------------------------------

2. DUTIES OF THE FUND

     2.1 The Fund agrees to execute at its own expense any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that Alger may designate.

     2.2 The Fund shall furnish from time to time, for use in connection with the sale of the Shares, such information reports with respect to the Fund and the Shares as Alger may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund's officers, shall be true and correct. The Fund shall also furnish Alger upon request with: (a) annual audits of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) semiannual unaudited financial statements pertaining to the Fund, (c) quarterly earnings statements prepared by the Fund, (d) a monthly itemized list of the securities in each Portfolio, (e) monthly balance sheets as soon as practicable after the end of each month and (f) from time to time such additional information regarding the Fund's financial condition as Alger may reasonably request.

3. REPRESENTATIONS AND WARRANTIES

     The Fund represents to Alger that all registration statements, prospectuses and statements of additional information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto that at any time shall have been filed with the SEC. The Fund represents and warrants to Alger that any registration statement, prospectus and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration

                                      --4--

--------------------------------------------------------------------------------
6011K
--------------------------------------------------------------------------------

statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. Alger may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Alger's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from Alger to do so, Alger may, at its option, terminate this Agreement. The Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving Alger reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

4. INDEMNIFICATION

     4.1 The Fund authorizes Alger and any dealers with whom Alger has entered into dealer agreements to use any prospectus or statement of additional information furnished by the Fund from time to time, in connection with the sale of the Fund's shares. The Fund agrees to indemnify, defend and hold Alger, its several officers and directors, and any person who controls Alger within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that Alger, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information, or necessary to make the statements in any of them not misleading; provided, however, that the Fund's agreement to indemnify Alger, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands,

                                     --5--

--------------------------------------------------------------------------------
6011K
--------------------------------------------------------------------------------

liabilities or expenses arising out of or based upon any statements or representations made by Alger or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information and in such financial and other statements as are furnished to Alger pursuant to paragraph 2.2 hereof; and further provided that the Fund's agreement to indemnify Alger and the Fund's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Fund or its shareholders to which Alger would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Alger's reckless disregard of its obligations and duties under this Agreement. The Fund's agreement to indemnify Alger, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against Alger, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund's indemnity agreement contained in this paragraph 4.1. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by Alger. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by Alger, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case Alger does not approve of counsel chosen by the Fund, the Fund will reimburse Alger, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses or any counsel retained by Alger or them. The Fund's indemnification agreement contained in this paragraph 4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Alger, its officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's shares. This agreement of indemnity will inure exclusively to Alger's

                                      --6--

--------------------------------------------------------------------------------
6011R
--------------------------------------------------------------------------------

benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify Alger promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees in connection with the issuance and sale of any of the Shares.

     4.2 Alger agrees to indemnify, defend and hold the Fund, its several officers and Trustees, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or Trustees or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by Alger to the Fund and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with such information furnished in writing by Alger to the Fund and required to be stated in such answers or necessary to make such information not misleading. Alger's agreement to indemnify the Fund, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Alger's being notified of any action brought against the Fund, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Alger at its executive office in New York, New York and sent to Alger by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. Alger shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on Alger's part, and in any other event the Fund, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Alger of any such action shall not relieve Alger from any liability that Alger may have to the Fund, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged

                                     --7--

--------------------------------------------------------------------------------
6011K
--------------------------------------------------------------------------------

untrue statement or omission or alleged omission otherwise than on account of Alger's indemnity agreement contained in this paragraph 4.2. Alger agrees to notify the Fund promptly of the commencement of any litigation or proceedings against Alger or any of its officers or directors in connection with the issuance and sale of any of the Shares.

5. EFFECTIVENESS OF REGISTRATION

     None of the Shares shall be offered by either Alger or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to redeem its shares from any shareholder in accordance with the provisions of the Fund's prospectus, statement of additional information or articles of incorporation.

6. NOTICE TO ALGER

     The Fund agrees to advise Alger immediately in writing:

          (a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect or for additional information;

          (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect or the initiation of any proceeding for that purpose;

          (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

          (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

                                      --8--

--------------------------------------------------------------------------------
6011R
--------------------------------------------------------------------------------

7. TERM OF AGREEMENT

     This Agreement shall continue until October 24, 1988 and thereafter shall continue automatically for successive annual periods ending on October 24th of each year, provided such continuance is specifically approved at least annually by (a) the Fund's Board of Trustees or (b) a vote of a majority (as-defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Fund's Board of Trustees or by vote of the holders of a majority of the Fund's shares, or on 90 days' written notice, by Alger. This agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

8. REPRESENTATION BY THE FUND

     The Fund represents that a copy of its Agreement and Declaration of Trust, dated March 20, 1986, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts.

9. LIMITATION OF LIABILITY

     This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall be binding upon the assets and property of the Fund only and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

10. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws (except the conflict of law rules) of the State of New York.

                                     --9--

     If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.


                               Very truly yours,
                                 THE ALGER FUND
                                                    By:    /s/George J. Boggio
                                                        -----------------------
                                                          Authorized Officer
Accepted and Agreed:
FRED ALGER & COMPANY, INCORPORATED

By:  /s/George J. Boggio
    ----------------------------
        Authorized Officer

                                     --10--